Exhibit 99.1

ACTUANT CORPORATION

2009 OMNIBUS INCENTIVE PLAN

(CONFORMED THROUGH THE FIRST AMENDMENT)

1. Purpose. The purpose of the Actuant Corporation 2009 Omnibus Incentive Plan (the “Plan”) is to provide (i) key employees (including officers) of Actuant Corporation (the “Company”) and its subsidiaries and Affiliates, and (ii) members of the Board of Directors of the Company (the “Board”) with the opportunity to acquire or be granted shares of the common stock of the Company (“Common Stock”) or receive other stock-based compensation based on the long term economic performance of the Company.

The Company believes that the Plan will:

(1) In the case of officers and certain management employees, encourage stock ownership by such employees, which will provide an incentive for such employees to expand and improve the profits and prosperity of the Company, and which will assist the Company in attracting and retaining such employees; and

(2) In the case of outside directors, make service on the Board more attractive to present and prospective highly qualified and capable outside directors and provide additional retention and incentive for such directors to direct the Company effectively by offering them a greater interest in the continued success of the Company.

2. Definitions. Capitalized terms used in this Plan and not defined herein shall have the meanings set forth below.

(a) “Affiliate” means an entity that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company; provided, however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing. For purposes of this definition, the terms “control”, “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to vote or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

(d) “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan (which may, but need not be executed, at the discretion of the Committee). Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Board or, if designated by the Board to administer the Plan, the Compensation Committee of the Board.

(g) “Director” means a member of the Board.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

(j) “Fair Market Value” means, with respect to a share of Common Stock as of any date (except in the case of a cashless exercise pursuant to Section 7(b)(3)), (i) if the Common Stock is admitted to trading on a national securities exchange, the closing price of a share of Common Stock on such date (or, if the Common Stock was not traded on such day, then the next preceding day on which the Common Stock was traded), (ii) if the Common Stock is not admitted to trading on a national securities exchange, the closing price for a share of Common Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System (or, if the Common Stock was not quoted on such day, then the next preceding day on which the Common Stock was quoted) or (iii) otherwise, the fair market value as determined in good faith by the Committee on such basis as it deems appropriate.

(k) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(l) “Non-Qualified Option” means an Option not intended to qualify as an Incentive Stock Option.

(m) “Option” means an option to purchase shares of Common Stock that is granted pursuant to Section 7 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Option.

(n) “Performance-Based Award” means an Award granted under Section 11 of the Plan.

(o) “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 11 of the Plan.

(p) “Preexisting Plans” means the Actuant Corporation 2001 Stock Plan, the Actuant Corporation 2001 Outside Directors’ Stock Plan and the Actuant Corporation 2002 Stock Plan, as amended.

(q) “Repricing” means (i) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (ii) taking any action that is treated as a “repricing” under generally accepted accounting principles, (iii) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (iv) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

(r) “Restricted Stock” means an Award Common Stock that is subject to restrictions and a substantial risk of forfeiture, as described in Section 9 of the Plan.

(s) “Restricted Stock Unit” means an Award that entitles the recipient to receive shares of Common Stock at the end of a specified restricted period, as described in Section 10 of the Plan.

(t) “Stock Appreciation Right” or “SAR” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) a base amount specified by the Committee, as described in Section 8 of the Plan.

3. Administration.

(a) Committee. The Plan shall be administered and interpreted by the Committee. The Committee may consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Code and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act, or such other members of the Board.

(b) Authority of Committee. The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and Directors to receive Awards under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, and (iv) deal with any other matter arising under the Plan. The Committee may, in its discretion, delegate day-to-day administrative tasks to other individuals, to the extent such delegation complies with Applicable Law. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

(c) Responsibility of Committee. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

(d) Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee, or if an Award is subject to Section 409A, administers the Plan and such Award in a manner that complies with Section 409A. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A or Section 162(m) of the Code with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

(e) Delegation to Executive Officers. To the extent permitted by Applicable Law, the Committee may delegate to one or more Executive Officers the powers: (i) to designate Eligible Individuals (as defined in Section 4 below) who are not Executive Officers or Directors as eligible to receive awards under the Plan; and (ii) to determine the amount and type of Awards that may be granted to Eligible Individuals who are not Executive Officers or Directors. Any such delegation by the Committee shall include a limitation as to the amount and type of Awards that may be granted during the period of the delegation and shall contain guidelines as to permissible grant dates for awards, the determination of the exercise price of any Option or SAR and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee delegatee or delegatees that were consistent with the terms of the Plan.

4. Eligible Individuals; Participants. All employees and officers of the Company and its subsidiaries or Affiliates and Directors (including members of the Board who are not employees) are eligible to participate in the Plan (collectively, “Eligible Individuals”). Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the Eligible Individuals who may participate in the Plan (any individuals who are so selected and who hold Awards hereunder, “Participants”). Eligible Individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

5. Awards. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. Each Award shall be evidenced by an Award Agreement, which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Agreement, the provisions of the Plan shall prevail.

6. Common Stock Available under the Plan.

(a) Share Reserve. Subject to any adjustments made in accordance with Section 13 hereof, the aggregate number of shares of Common Stock that may be subject to Awards shall be (i) 5,400,000 shares of Common Stock, plus (ii) the number of shares of Common Stock subject to awards under Preexisting Plans that become available in accordance with Section 6(c) below after the date on which shareholders of the Company approve the adoption of the Plan. Shares of Common Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares of Common Stock acquired by the Company. All of the available shares of Common Stock may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Upon a grant of Restricted Stock, Restricted Stock Units or other similar Awards (whether performance-based or time-vested) or unrestricted grants of shares of Common Stock, the number of shares available for issuance under the Plan shall be reduced by 1.38 times the number of shares of Common Stock subject to such Awards and any shares underlying such Awards that become available for future grant under the Plan pursuant to Section 6(c) below shall be added back to Plan by (x) 1.71 times the number of shares of Common Stock subject to Awards issued prior to January 12, 2010 and (y) 1.38 times the number of shares of Common Stock subject to Awards issued from and after January 12, 2010.

(b) Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by tender of shares of Common Stock under Sections 7(b)(2) or (3), if the Company’s tax withholding obligation is satisfied by withholding shares of Common Stock under Section 18, or if a Stock Appreciation Right is exercised, the number of shares of Common Stock deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 6) shall be the number of shares of Common Stock that were subject to the Award or portion thereof so exercised and not the net number of shares of Common Stock actually issued upon such exercise.

(c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of shares of Common Stock constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued shares of Common Stock that were subject to such Award and/or such surrendered, canceled, or forfeited shares of Common Stock (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d) Individual Limit. The maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights shall be granted in any calendar year to any individual shall be 500,000 shares of Common Stock and the maximum number of shares of Common Stock with respect to which Restricted Stock, Restricted Stock Units or other similar Awards (whether performance-based or time-vested) or unrestricted grants of shares of Common Stock shall be granted in any calendar year to any individual shall be 250,000 shares of Common Stock. The foregoing limit shall be construed and applied consistently with Section 162(m) of the Code. If an Award is to be settled in cash or any medium other than shares of Common Stock, the number of shares on which the Award is based shall count toward the individual share limit set forth in this Section 6(d). Further, any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant as set forth in this Section 6(d).

7. Options. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Non-Qualified Option. Each Option shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the following limitations:

(a) Exercise Price. The exercise price per share (the “Exercise Price”) of Common Stock subject to an Option shall be determined by the Committee and may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

(b) Payment of Exercise Price. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the Exercise Price of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (1), (2), (3), and (4) below.

(1) Cash Equivalent. The Exercise Price may be paid by cash, check or other cash equivalent approved by the Committee.

(2) Tender or Attestation of Shares. The Exercise Price may be paid by the tendering of other shares of Common Stock to the Company or the attestation to the ownership of the shares of Common Stock that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of shares of Common Stock issuable upon the exercise of the Option. Shares of Common Stock tendered or attested to in exchange for shares issued under the Plan may not be shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to shares of Common Stock to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Exercise Price satisfied by tendering or attesting to shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(3) Broker-Assisted Cashless Exercise. The Exercise Price may be paid in accordance with a cashless exercise program established with a securities brokerage firm, as approved by the Committee.

(4) Other Methods. The Exercise Price may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

(c) Exercise Period. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Option shall be exercisable later than ten years after the date it is granted. All Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the applicable Award Agreement.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who, at the time of the grant, are employees of the Company or an Affiliate, and only at an Exercise Price that is not less than the Fair Market Value of a share of Common Stock on the date of the grant. The aggregate Fair Market Value of Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company or an Affiliate) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company, unless the Exercise Price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from its date of grant. Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 13 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

(e) Exercise of Option. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Company (or its designee) receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the shares of Common Stock underlying such Option (in a form permitted under Section 7(b) of the Plan) with respect to which the Option is exercised.

8. Stock Appreciation Rights. Each Stock Appreciation Right shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the limitations set forth below. Except as otherwise provided for by the Committee, all Awards of Stock Appreciation Rights shall be settled in shares of Common Stock issuable upon the exercise of the Stock Appreciation Right.

(a) Base Price. The base price per share of Common Stock subject to a Stock Appreciation Right shall be determined by the Committee and may not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(b) Exercise Period. SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no SAR shall be exercisable later than ten years after the date it is granted. SARs shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the applicable Award Agreement.

(c) Exercise of Stock Appreciation Right. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

9. Restricted Stock Awards.

(a) Terms of Restricted Stock Awards. Restricted Stock Awards shall consist of shares of Common Stock issued or transferred to Participants that are subject to such restrictions on transferability, risks of forfeiture and other restrictions that the Committee may impose. Restricted Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods or prior to becoming vested. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Restricted Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. Except to the extent otherwise provided in any Award Agreement relating to the Restricted Stock, a Participant granted shares of Restricted Stock shall have the right to vote the shares of Restricted Stock, but, except as provided in subsection (b) below, shall not have the right to receive dividends upon such shares of Restricted Stock. As consideration for the Award, a Participant may be required to pay par value or an amount equal to the Fair Market Value of the shares of Common Stock subject to the Restricted Stock Award, as determined by the Committee.

(b) Right to Dividends. During the applicable vesting period or other period of restriction, Participants shall not be entitled to receive any dividends or other distributions paid with respect to shares of Restricted Stock, unless otherwise provided in the Award Agreement.

(1) If so provided in any Award Agreement by the Committee, if any dividends or distributions are paid in shares of Common Stock, the shares of Common Stock shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the shares of Restricted Stock with respect to which they were paid.

(2) If so provided in any Award Agreement by the Committee, if any dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the vesting period or other period of restriction and paid or forfeited when the related shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2 1/2 months after the calendar year in which the dividend or distribution becomes nonforfeitable.

(c) Limitations on Vesting. Restricted Stock Awards that are conditioned on a Participant’s continued employment with the Company or an Affiliate shall not become fully vested earlier than three years from the date of grant and Restricted Stock Awards that are based upon performance factors shall not become fully vested prior to one year from the date of grant.

10. Restricted Stock Units.

(a) Terms of Restricted Stock Units. Restricted Stock Units may be awarded to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall provide a Participant with the right to receive Common Stock shares of Common Stock at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of performance criteria specified by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines. Unless otherwise provided in an Award Agreement, the number of shares of Common Stock specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the date that such Restricted Stock Units cease to be subject to a substantial risk of forfeiture, and in any event no later than 2 1/2 months after the end of the calendar year in which the substantial risk of forfeiture ceases to exist.

(b) Dividend Equivalents. Holders of Restricted Stock Units will not be granted the right to receive payments equivalent to dividends or other distributions with respect to shares of Common Stock underlying Awards of Restricted Stock Units, unless otherwise provided in the Award Agreement. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the applicable vesting period or other period of restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying shares of Common Stock, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2 1/2 months after the calendar year in which the record date for the dividend or distribution occurs.

11. Performance-Based Awards. Certain Awards granted under the Plan may be granted in a manner such that they qualify for the performance based compensation exemption from Section 162(m) of the Code (“Performance-Based Awards”). The Committee may, in its discretion, also grant Awards based on performance objectives other than those set forth in subsection (b) below, which Awards shall not constitute Performance-Based Awards.

(a) Committee. Notwithstanding any other provision of the Plan to the contrary, the Committee for purposes of granting Performance-Based Awards shall consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Code.

(b) Performance-Based Criteria. Any Performance Objective shall relate to the Participant’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. Performance Objectives may be absolute in their terms or measured against or in relationship to other companies or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Performance Objectives with respect to any Award may include any one or more of the following objectives or combination thereof, as established by the Committee in its sole discretion, which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures: (i) increasing the Company’s net sales; (ii) achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share); (iii) achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit; (iv) achieving a target return on the Company’s (or an Affiliate’s) sales, revenues, capital, assets, or shareholders’ equity; (v) maintaining or achieving a target level of appreciation in the price of the shares of Common Stock; (vi) increasing the Company’s (or an Affiliate’s) market share to a specified target level; (vii) achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period; (viii) achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period; (ix) achieving specified reductions in costs or targeted levels in costs; (x) achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; (xi) achieving a level of cash flow; (xii) introducing one or more products into one or more new markets; (xiii) acquiring a prescribed number of new customers in a line of business; (xiv) achieving a prescribed level of productivity within a business unit; (xv) completing specified projects within or below the applicable budget; (xvi) completing acquisitions of other businesses or integrating acquired businesses; and (xvii) expanding into other markets.

(c) With respect to Performance-Based Awards that are not Options or Stock Appreciation Rights based solely on the appreciation in the Fair Market Value of Common Stock after the grant of the Award, (i) the Committee shall establish in writing (x) the Performance Objectives applicable to a given period and (y) the individual employees or class of employees to which such Performance Objectives apply, no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed), (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied, and (iii) the Committee may reduce or eliminate the number of shares of Common Stock granted or the number of shares of Common Stock vested upon the attainment of such performance goal. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

(d) The list of possible Performance Objectives set forth in Section 11(b) above, and the other material terms of Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to approval and reapproval by the Company’s shareholders in the time periods prescribed by Section 162(m) of the Code.

12. Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in shares of Common Stock having such terms and conditions as the Committee may determine, including deferred stock units, unrestricted shares of Common Stock, the grant of shares of Common Stock upon the achievement of a Performance Objective or Objectives and the grant of securities convertible into shares of Common Stock. The Committee shall determine the terms and conditions of such Awards. Shares of Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards or other property, as the Committee shall determine.

13. Adjustments to Awards. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, shares of Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock), including a Change in Control, or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a) proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance-based compensation under Section 162(m) of the Code), or

(b) subject to Section 16 of the Plan, in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, including, without limitation, in the event of a Change in Control, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to shares of Common Stock upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are given advance written notice or (v) a combination of the foregoing, which may vary among Participants.

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. The Committee’s determination with respect to any adjustments under this Section 13 shall be final and conclusive. The Committee may act under this Section 13 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to shareholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 13 above shall nevertheless be made. All adjustments shall be made in a manner that complies with Section 409A of the Code, to the extent applicable.

14. Substitution and Assumption of Awards. The Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees or other service providers of the Company or any Affiliate as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate. Any substitute Awards granted under the Plan shall not count against the limitations set forth in Section 6.

15. Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, rights of the Company to repurchase shares of Common Stock or shares of Common Stock underlying Awards, provisions with respect to the treatment and/or forfeiture of Awards in the event that a Participant breaches any confidentiality, non-competition, non-solicitation or other restrictive covenant and provisions to comply with

Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent, and may make other changes to the terms and conditions of Awards. Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a Repricing of the Exercise Price or base amount of any Option or Stock Appreciation Right without stockholder approval except as contemplated in Section 13 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the shares of Common Stock as described therein).

16. Change in Control.

(a) Effect. In addition to the provisions described in the Plan and in Section 13 above, any Award Agreement may include provisions for the treatment of Awards in connection with a Change in Control, including the acceleration of vesting and/or exercisability of Awards upon a Change in Control or any other event in connection with such Change in Control. The Committee shall determine the treatment of outstanding Awards in connection with any transaction or transactions resulting in a Change in Control.

(b) Defined. For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

(1) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50.01% or more of the combined voting power of the Company’s securities; provided, however, that the event described in this clause (1) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:

(A)	by the Company or any of its subsidiaries,

(B)	by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, or

(C)	by any underwriter temporarily holding securities pursuant to an offering of such securities.

(2) at any time during a period of twelve consecutive months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the beginning of the period, whose election or nomination for election was approved by a vote (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) of at least a majority of the Incumbent Directors who remain on the Board, including those directors whose election or nomination for election was previously so approved, shall also be deemed to be an Incumbent Director;

(3) the consummation of a merger, consolidation, or other similar form of corporate reorganization of the Company, other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or reorganization continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

(4) a sale of all or substantially all of the Company’s assets is consummated (it being understood that “substantially all” for purposes of this subsection (4) means assets of the Company having a total gross fair market value equal to more than 40% of the total gross fair market value of all assets of the Company immediately prior to such transaction or transactions).

17. Transferability of Awards. Except as provided below, a Participant’s rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code). The Committee may provide, in an Award Agreement for a Non-Qualified Stock Option, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Qualified Stock Option immediately before the transfer.

18. Withholding. All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the minimum statutory amount of tax to be withheld. The Company shall have no responsibility for any tax consequences to a Participant.

19. Effect of Termination of Service or Employment. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to be employed by or provide services to the Company or an Affiliate prior to the end of a performance period or the exercise, vesting or settlement of such Award. Unless otherwise determined by the Committee if, with respect to any Award, (a) a Participant’s termination of service occurs before the end of the performance period or the vesting period applicable to such Award (or the applicable portion of such Award) or (b) any Performance Objectives are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such Performance Objectives, then all such then unvested and/or unearned Awards shall be forfeited by the Participant.

20. Shareholder Rights. A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Plan or the Award), unless and until a certificate representing such Common Stock has been delivered to the Participant.

21. Conditions on Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares of Common Stock previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval by the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such shares of Common Stock have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

23. Tenure. A Participant’s right, if any, to continue to serve the Company or an Affiliate as a director, officer, or employee shall not be expanded or otherwise affected by his or her designation as a Participant.

24. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

25. Duration, Amendment and Termination. No Award may be granted more than ten years after the Effective Date (as described in Section 28). The Plan may be amended or terminated in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the amendment would (a) increase the total number of shares of Common Stock which may be issued under the Plan, (b) increase the maximum number of shares of Common Stock which may be issued to any individual Participant under the Plan or (c) delete or limit the scope of the provisions of Section 15 prohibiting Repricing of Options or Stock Appreciation Rights without stockholder approval. No amendment or termination of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.

26. Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (a) such limitations as the Committee deems necessary or desirable, and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

27. Governing Law. This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of Wisconsin regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

28. Effective Date. This Plan shall be effective as of November 6, 2008 which is the date as of which the Plan was adopted by the Board, provided that the Plan is approved by the shareholders of the Company at its 2009 annual meeting of shareholders, and such approval of shareholders shall be a condition to the right of each Participant to receive an Award hereunder.